FIRST AMENDMENT TO
SHARE EXCHANGE AND BUY OUT AGREEMENT

            This FIRST AMENDMENT TO SHARE EXCHANGE AND BUYOUT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019 by and among SPHERE 3D CORP., a corporation incorporated under the laws of the Province of Ontario (“Sphere”), FBC HOLDINGS SARL, a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133 (“FBC” or a “Stockholder”), MF VENTURES, LLC, a limited liability company incorporated under the laws of Delaware (“MF”) and Silicon Valley Technology Partners, Inc., a Delaware corporation (“SVTP”)

RECITALS

            WHEREAS, the Parties are parties to that certain Share Exchange and Buyout Agreement (the “Original Agreement”) made as of October 19, 2018 pursuant to which (a) Sphere agreed to transfer 1,879,699 shares of Series A Preferred Stock, par value $0.0001 (the “SVTP Series A Preferred Stock”) of SVTP in consideration for the Stockholder surrendering 2,500,000 Preferred Shares of Sphere; and (b) FBC has agreed to grant SVTP and MF the right to buy-out 2,500,000 Preferred Shares of Sphere and 2,120,301 of the SVTP Series A Preferred Stock held by FBC;

            WHEREAS, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) dated as of the date hereof between FBC and Sphere, FBC exchanged the 6,500,000 Series A Preferred Shares of Sphere registered in its name for 6,500,000 Series B Preferred Shares of Sphere;

            WHEREAS, the Parties wish to amend the Original Agreement so that the right, terms and conditions applying to the Series A Preferred Shares of Sphere apply to the Series B Preferred Shares of Sphere and to dis-apply certain provisions of Section 7.4 of the Exchange Agreement;

            NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereby agree as follows:

            1.        Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings given to them in the Original Agreement

            2.        The Original Agreement is hereby amended by deleting the words “Preferred Shares, no par value, of Sphere” in the second recital of the Original Agreement to “Series B Preferred Shares of Sphere”.

            3.        The Original Agreement is hereby amended by deleting Section 7.4 in its entirety and replacing it with the following:

7.4 Assignment. Neither Sphere, SVTP or MF may assign its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. Neither the Sphere Shares nor the SVTP Shares may be sold, transferred, conveyed, assigned or otherwise disposed of by FBC (an “FBC Transfer”) unless the transferee or assignee of such Sphere Shares and/or SVTP Shares agrees in writing to be bound by the terms of this Agreement with respect to all of the Sphere Shares and/or SVTP Shares subject to the FBC Transfer, as if such transferee or assignee were FBC hereunder (and, for the avoidance of doubt, FBC shall remain a party to this Agreement with respect to any Sphere Shares and SVTP Shares that are not a part of the FBC Transfer).

            4.        Except as amended herby, the Original Agreement shall continue in full force and effect, unamended, in accordance with its terms, provisions and conditions as modified by the applicable terms, provisions and conditions of this Amendment.

            5.        Subject to the restrictions on assignment contained in the Original Agreement, this Amendment will be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives; provided that such party consents in writing to be bound by the terms, conditions and obligations under the Original Agreement, as amended by this Amendment (the “Agreement”).

            6.        This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without reference to without reference to principles of conflict of laws or choice of laws.

            7.        This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Delivery of copies of original signed counterparts by facsimile or electronic transmission (including e-mail) shall be deemed as valid as physical delivery of original signed counterparts.

            8.        The Agreement and the documents referred to therein, together with all the Schedules and Exhibits thereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter of the Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

            9.        The Parties will perform and cause to be performed such further and other acts and things and execute and deliver or cause to be executed and delivered such further and other documents as the reasonably considered necessary or desirable to carry out the terms and intent of this Amendment.

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[Signatures on following pages]

            IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Name:	Peter Tassiopoulos
Title:	CEO

Address:	895 Don Mills Road
Bldg. 2, Suite 900
Toronto, ON M3C 1W3

Email:	peter.tassiopoulos@sphere3d.com

Attn:	Peter Tassiopoulos

STOCKHOLDER:

FBC HOLDINGS SARL

By: /s/ Trustmore Luxembourg S.A.
Name: Trustmoore Luxembourg S.A.
Title: Manager A

By: /s/ Cyrus Capital Partners, LP
Name: Cyrus Capital Partners, LP
Title: Manager B

c/o Cyrus Capital Partners, LP
65 East 55th Street
New York
NY 10022
United States
Email: dbordessa@cyruscapital.com and
ops@cyruscapital.com

With a copy (which shall not constitute notice)
To

Morgan, Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul's Churchyard
London EC4M 8AL
United Kingdom
Attention: Georgia Quenby/Victoria Thompson

Email: Georgia.quenby@morganlewis.com and
Victoria.thompson@morganlewis.com

MF VENTURES LLC

By: /s/ Victor MacFarlane
Name: Victor MacFarlane
Title: CEO

Address: 201 Spear Street, 10th Floor
San Francisco CA 94105

Email: victor@macfarlanepartners.com

Attn: Victor MacFarlane

SVTP:

SILICON VALLEY TECHNOLOGY
PARTNERS, INC

By: /s/ Eric Kelly
Name: Eric Kelly
Title: CEO

Address: 6111 Bollinger Canyon road, Suite 560
San Ramon, CA 94583

Email: ekelly@overlandtandberg.com

Attn: Eric Kel